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                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 000-13721) of our report dated January 29, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Hickory Tech Corporation, which is incorporated by reference in Hickory Tech Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             PricewaterhouseCoopers LLP


Minneapolis, Minnesota
May 3, 1999


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